UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

AMMO, Inc.

(Name of registrant as specified in its charter)

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PROXY STATEMENT

AMMO, Inc.

7681 East Gray Road

Scottsdale, Arizona 85260

September 13, 2021

To our Shareholders:

You are cordially invited to attend the 2021 Annual Meeting of Shareholders of AMMO, Inc. (the “Company”) and any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at 7681 East Gray Road, Scottsdale, Arizona 85260 on Monday, October 25, 2021 at 10:00 AM, Pacific Time.

The accompanying Notice of Annual Meeting and Proxy Statement describes the specific matters to be voted upon at the Annual Meeting. We also will report on our business and provide an opportunity for you to ask questions of general interest.

Whether you own a few or many shares of Ammo, Inc. stock and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented at the Annual Meeting. Your vote is important and we ask that you please cast your vote as soon as possible.

The Board of Directors recommends that you vote FOR the election of all the director nominees, FOR the ratification of the appointment of Pannell Kerr Forster of Texas, P.C as our independent registered public accounting firm, FOR an amendment to the Company’s Amended and Restated Certificate of Incorporation (our “Charter”) to classify our Board of Directors into three classes with staggered three-year terms (the “Classified Board Amendment”), FOR approval of the issuance of an additional 1,500,000 shares of our common stock pursuant to the terms and provisions of that certain Agreement and Plan of Merger by and among Ammo, Speedlight Group I, LLC, Gemini Direct Investments, LLC and Steven F. Urvan, dated as of April 30, 2021, and FOR the transaction other business, if any, as may be properly done before the Annual Meeting or any adjournment thereof. Please refer to the accompanying proxy statement for detailed information on each of the proposals and the Annual Meeting.

Shareholders of record at the close of Business on September 3, 2021 are entitled to notice of and are cordially invited to, attend this Annual Meeting, or any adjournments or postponements thereof. Whether or not you are able to attend the Annual Meeting, please assure the representation of your shares and vote your proxy via the Internet, fax, or, if you request to receive printed proxy materials, by mailing a proxy using the instructions detailed on the Notice of Internet Availability of Proxy Materials (the “Notice”) that you received in the mail.

The Notice will be mailed to shareholders on or about September 14, 2021.

By order of the Board of Directors,

/s/ Fred. W. Wagenhals
Fred W. Wagenhals
Chairman and Chief Executive Officer

Scottsdale, Arizona

September 13, 2021

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” UNDER PROPOSALS 2 – 4. IF THIS PROXY IS NOT MARKED TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE IT WILL BE VOTED FOR ALL NOMINEES UNDER PROPOSAL 1. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

AMMO, Inc.

7681 East Gray Road

Scottsdale, Arizona 85260

NOTICE OF THE 2021 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

To Shareholders of Ammo, Inc.:

The 2021 Annual Meeting of Shareholders of Ammo, Inc. will be held at 10:00 a.m. Pacific Time on Monday, October 25, 2021 at 7681 East Gray Road, Scottsdale, Arizona 85260 for the following purposes, as more fully described in the accompanying proxy statement:

(1)	To elect seven (7) directors to serve on our Board of Directors.

(2)	To ratify the appointment of Pannell Kerr Forster of Texas, P.C as our independent registered public accounting firm.

(3)	To amend our Amended and Restated Certificate of Incorporation (our “Charter”) to classify our board into three classes with staggered three-year terms (the “Classified Board Amendment”).

(4)	To approve the issuance of an additional 1,500,000 shares of our common stock pursuant to the terms and provisions of that certain Agreement and Plan of Merger by and among Ammo, Speedlight Group I, LLC, Gemini Direct Investments, LLC and Steven F. Urvan, dated as of April 30, 2021.

(5)	To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Only shareholders of record as of 5:00 p.m. Eastern Time on September 3, 2021, the record date, are entitled to receive Notice of Internet Availability of Proxy Materials (the “Notice”) and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. As more fully described in the accompanying proxy statement, you may revoke your proxy and reclaim your right to vote at any time prior to its use.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 are available at https://westcoaststocktransfer.com/proxy-poww

Sincerely,

Fred Wagenhals

Chief Executive Officer

TABLE OF CONTENTS

PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS	1

CORPORATE GOVERNANCE	5

EXECUTIVE COMPENSATION	13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16

PROPOSAL 1 – ELECTION OF DIRECTORS	16

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF PANNELL KERR FORSTER OF TEXAS, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20

PROPOSAL 3 - AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CLASSIFY OUR BOARD OF DIRECTORS INTO THREE CLASSES WITH STAGGERED THREE-YEAR TERMS	21

PROPOSAL 4 - APPROVAL OF THE ISSUANCE OF AN ADDITIONAL 1,500,000 SHARES OF OUR COMMON STOCK PURSUANT TO THE TERMS AND PROVISIONS OF THAT CERTAIN AGREEMENT AND PLAN OF MERGER BY AND AMONG AMMO, SPEEDLIGHT GROUP I, LLC, GEMINI DIRECT INVESTMENTS, LLC AND STEVEN F. URVAN, DATED AS OF APRIL 30, 2021	23

OTHER INFORMATION	24

PROXY STATEMENT

This proxy statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of Ammo, Inc. (“Ammo” or the “Company”) for use at our 2021 Annual Meeting of Shareholders (“Annual Meeting”). Our Annual Meeting will be held at 10:00 a.m. Pacific Time on Monday, October 25, 2021 at 7681 East Gray Road, Scottsdale, Arizona 85260. If you will need directions to the Annual Meeting, or if you require special assistance at the Annual Meeting because of a disability, please contact Rob Wiley at (480) 947-0001.

Only shareholders of record as of 5:00 p.m. Eastern Time on September 3, 2021 (the “Record Date”) are entitled to receive the Notice and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the Record Date, there were 113,274,710 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. The Notice is first being mailed to shareholders on or about September 14, 2021.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

What is a Proxy?

A proxy is your legal designation of another person or persons (the “proxy”) to vote on your behalf. By voting your proxy via the Internet, fax, or, if you request to receive printed proxy materials, by mailing a proxy using the instructions detailed on the Notice that you received in the mail, you are giving the Company the authority to vote your shares in the manner you indicate on your proxy card. This proxy statement includes information that we are required to provide to you under the U.S. Securities and Exchange Commission (the “SEC”) rules and that is designed to assist you in voting your shares.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to the holders of our common stock, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

The proxy statement and our Annual Report on Form 10-K are available at https://westcoaststocktransfer.com/proxy-poww

To access the materials, you must enter the control number included on your Notice.

The Notice is being made available to you by the Company in connection with its solicitation of proxies for use at the 2021 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m. Pacific Time on Monday, October 25, 2021, 7681 East Gray Road, Scottsdale, Arizona 85260 and or any adjournments or postponements thereof. The Notice was first given or sent to shareholders on or about September 14, 2021. This proxy statement gives you information on these proposals so that you can make an informed decision.

In this document, unless the context otherwise requires, all references to “AMMO”, “we”, “us”, “our,” or the “Company” are to AMMO, Inc., a Delaware corporation and our subsidiaries.

What is the purpose of our 2021 Annual Meeting?

Our 2021 Annual Meeting will be held for the following purposes:

(1)	To elect seven (7) directors to serve on our Board of Directors. We refer to this as the “Director Election Proposal.”

(2)	To ratify the appointment of Pannell Kerr Forster of Texas, P.C as our independent registered public accounting firm. We refer to this as the “Accounting Firm Proposal.”

(3)	To amend our Amended and Restated Certificate of Incorporation (our “Charter”) to classify our board into three classes with staggered three-year terms (the “Classified Board Amendment”). We refer to this as the “Staggered Board Proposal.”

(4)	To approve the issuance of an additional 1,500,000 shares of our common stock pursuant to the terms and provisions of that certain Agreement and Plan of Merger by and among Ammo, Speedlight Group I, LLC, Gemini Direct Investments, LLC and Steven F. Urvan, dated as of April 30, 2021. We refer to this as the “Additional Share Issuance Proposal.”

(5)	To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

In addition, senior management will report on our business and respond to your questions of general interest regarding the Company.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were an Ammo, Inc. shareholder as of the Record Date or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If your shares are held by a brokerage firm, bank, or a trustee, you should provide proof of beneficial ownership as of the Record Date, such as a bank or brokerage account statement or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, please cast your vote as soon as possible.

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Who can vote at the annual meeting of shareholders?

Shareholders who owned shares of our common stock, par value $0.001 per share (“Common Stock”), on September 3, 2021 (the “Record Date”) may attend and vote at the Annual Meeting. There were 113,274,710 shares of Common Stock outstanding on the Record Date. Each holder of common stock of record of the Corporation shall be entitled at each meeting of shareholders to one (1) vote for each share of common stock standing in his, her or its name on the books of the Corporation. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Security Ownership Of Certain Beneficial Owners And Management” on page 14 of this proxy statement.

What constitutes a quorum?

The presence in person or by proxy of the holders of one-third (33.33%) of the shares issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum with respect to all matters presented. If you submit a properly executed proxy or voting instruction card via mail or fax or properly cast your vote via the Internet, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. Under Delaware law, we also will consider as present for purposes of determining whether a quorum exists any shares represented by “broker non-votes.”

What are “broker non-votes?”

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are counted for the purposes of obtaining a quorum for the Annual Meeting, and in tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote. The vote on Proposals 1, Proposal 3 and Proposal 4 are considered “non-routine,” the vote on Proposal 2 is considered “routine”. There will not be any broker non-votes with respect to Proposal 2. Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum but are not counted in the calculation of the vote.

Will my shares be voted if I do not provide my proxy?

If your shares are held by a brokerage firm and you do not provide the firm specific voting instructions, such firm will not have the authority to vote your shares, and your shares will not be voted, and will be considered “broker non-votes,” with respect to all proposals to be presented at the Annual Meeting. Therefore, we urge you to provide voting instructions so that your shares will be voted. If you hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the Annual Meeting.

How do I vote?

You can vote in any of the following ways. Please check your proxy card or contact your broker for voting instructions.

To vote by mail:

●	Mark, sign and date your proxy card or voting instruction card; and
●	If you are a registered holder, return the proxy card to West Coast Stock Transfer, Inc., 721 N. Vulcan Ave. Ste 205, Encinitas, California 92024 by 11:59 p.m. Eastern Time on October 22, 2021; or
●	If you hold your shares in street name, return the voting instruction card to the address indicated thereon.

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To vote by fax:

●	Mark, sign and date your proxy card or voting instruction card; and
●	If you are a registered holder, fax the proxy card to 760-452-4423 by 11:59 p.m. Eastern Time on October 22, 2021.

To vote using the Internet:

●	Have your proxy card or voting instruction card in hand; and
●	If you are a registered holder, log on to the Internet and visit https://westcoaststocktransfer.com/proxy-poww by 11:59 p.m. Eastern Time on October 24, 2021 and follow the instructions provided; or
●	If you hold your shares in street name, log on to the website provided on the voting instruction card and follow the instructions provided.

To vote in person:

●	If you are a registered holder, attend our Annual Meeting, bring valid photo identification, and deliver your completed proxy card or ballot in person; or
●	If you hold your shares in “street name,” attend our Annual Meeting, bring valid photo identification, and obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet, by signing and mailing or faxing a new proxy card with a later date, or by attending the Annual Meeting and voting in person (only your latest proxy submitted prior to the Annual Meeting will be counted). However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

What vote is required to approve each proposal at the Annual Meeting?

Proposal 1 – Director Election Proposal.

Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law provides that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the seven (7) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Proposal 2 – Accounting Firm Proposal.

The vote required to approve Proposal 2 is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions will have the effect of a vote against this Proposal 2. As a “routine” matter, there will not be any “broker non-votes” with respect to this Proposal 2. However, with respect to this Proposal 2, the Board’s audit committee is not bound by either an affirmative or negative vote. The audit committee will consider a vote against Pannell Kerr Forster of Texas, P.C by the shareholders in selecting the Company’s independent registered accounting firm in the future.

Proposal 3 – Staggered Board Proposal.

The vote required to approve Proposal 3 is the affirmative vote of the holders of a majority of the outstanding shares entitled to vote. Abstentions and broker non-votes will have the same effect as a vote “against” the proposal.

Proposal 4 – Additional Share Issuance Proposal.

Under Nasdaq Rules 5635(d) and 5635(e)(4), the vote required to approve Proposal 4 is the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote “against” the proposal. Broker non-votes will not have any effect on this Proposal.

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How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

●	FOR Proposal 1: the Director Election Proposal;
●	FOR Proposal 2: the Accounting Firm Proposal;
●	FOR Proposal 3: the Staggered Board Proposal; and
●	FOR Proposal 4: the Additional Share Issuance Proposal.

How will the persons named as proxies vote?

If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board, as set forth above.

With respect to any other proposal that properly comes before the Annual Meeting, the persons named as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Who will pay for the cost of soliciting proxies?

We will pay for the cost of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of common stock held of record by them.

How do I request a paper copy of the proxy materials?

There are three ways to request a paper copy of proxy materials:

●	By fax: You may obtain a paper copy of the proxy materials by faxing the Notice you receive to 760-452-4423.
●	By telephone. You may obtain a paper copy of the proxy materials by calling 619-664-4780
●	Via the Internet: You may obtain a paper copy of the proxy materials by logging on to https://westcoaststocktransfer.com/proxy-poww
●	By email: You may obtain a paper copy of the proxy materials by emailing proxy@wcsti.com and including the Control ID found on the Notice you receive in your email.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at our Action Stock Transfer Corporation (our transfer agent) and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

●	Sending a written notice to West Coast Stock Transfer, Inc. stating that you would like to revoke your proxy of a particular date;
●	Signing another proxy card with a later date and returning it before the polls close at the Annual Meeting; or
●	Attending the Annual Meeting and voting in person.

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Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying shareholders are maintained in a confidential manner and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting and file a Current Report on Form 8-K announcing the voting results of the Annual Meeting.

Who can help answer my questions?

You can contact Rob Wiley at 480-947-0001 or by sending a letter to Mr. Wiley at the offices of the Company at 7681 East Gray Road, Scottsdale, Arizona 85260 with any questions about proposals described in this proxy statement or how to execute your vote.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” UNDER PROPOSALS 2 – 4. IF THIS PROXY IS NOT MARKED TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, IT WILL BE VOTED FOR ALL NOMINEES UNDER PROPOSAL 1. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING TO BE HELD ON October 25, 2021

This proxy statement and the Company’s Annual Report on Form 10-K for the year ended March 31, 2021 are available electronically at https://westcoaststocktransfer.com/proxy-poww

Your Vote Is Important. Whether You Own One Share or Many,

Your Prompt Cooperation in Voting Your Proxy is Greatly Appreciated.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Russell William Wallace, Jr., Harry S. Markley, Jessica M. Lockett and Richard R. Childress are independent directors, as “independence” is defined by the listing standards of the Nasdaq Stock Exchange, or Nasdaq, and by the Securities and Exchange Commission, or SEC, because they have no relationship with us that would interfere with their exercise of independent judgment in carrying out their responsibilities as a director. Fred W. Wagenhals, Robert J. Goodmanson and Steven F. Urvan are not “independent” as defined by the listing standards, as they are employed by us and serves as an employee director.

Board Committees

Our bylaws authorize our Board of Directors to appoint from among its members one or more committees consisting of one or more directors. On April 24, 2018, our Board of Directors established an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee, each consisting entirely of independent directors as “independence” is defined by the SEC.

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Committee Charters, Corporate Governance Guidelines, and Codes of Conduct and Ethics

Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website, at www.ammoinc.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials specified by SEC regulations. These documents are also available in print to any shareholder requesting a copy in writing from our Secretary at the address of our executive offices.

The Audit Committee

The purpose of the Audit Committee includes overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company and providing assistance to our Board of Directors with respect to its oversight of the integrity of our company’s financial statements, our company’s compliance with legal and regulatory requirements, the independent registered public accountant’s qualifications and independence, and the performance of our company’s independent registered public accountant. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent registered public accountant to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; approves the fees for services provided by the independent registered public accountant, reviews accounting and financial controls of our company with the independent registered public accountant and our financial accounting staff; and reviews and approves any transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Jessica M. Lockett, Russell W. Wallace, Jr. and Richard R. Childress. Ms. Lockett, whose background is detailed in the director biographies on page 11, serves as Chair of the Audit Committee. During fiscal year 2022, the Board concluded that Ms. Lockett qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors.

The Audit Committee has discussed with management and the independent auditor the Company’s annual audited financial statements for the year ended March 31, 2021. The Audit Committee has discussed with Pannell Kerr Forster of Texas, P.C. (“PKF”), the Company’s independent auditor for the 2021 fiscal year, matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received written disclosures and letters from PKF and has discussed their independence from management and the Company. Based upon the reviews and discussions, the Audit Committee recommended to the Board of Directors that the previously mentioned audit financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 for filing with the SEC.

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The Compensation Committee

The purpose of the Compensation Committee includes determining, or when appropriate, recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company in light of the goals and objectives of our compensation program for that year. As part of its responsibilities, the Compensation Committee evaluates the performance of our Chief Executive Officer and, together with our Chief Executive Officer, assesses the performance of our other executive officers. The Compensation Committee is entitled to delegate its responsibilities to a subcommittee of the Compensation Committee, which complies with the applicable rules and regulations of the Nasdaq Stock Market, the SEC, and other regulatory bodies. From time to time, the Compensation Committee may retain the services of independent compensation consultants to review a wide variety of factors relevant to executive compensation, trends in executive compensation, and the identification of relevant peer companies. The Compensation Committee makes all determinations regarding the engagement, fees, and services of its compensation consultants, and its compensation consultants report directly to the Compensation Committee.

The Compensation Committee currently consists of Russell W. Wallace, Jr. and Harry S. Markley.

The Nominations and Corporate Governance Committee

The purpose of the Nominations and Corporate Governance Committee includes the selection or recommendation to our Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of our Board of Directors, the oversight of the evaluations of our Board of Directors and management, and the development and recommendation to our Board of Directors of a set of corporate governance principles applicable to our company.

The Nominations and Corporate Governance Committee will consider persons recommended by shareholders for inclusion as nominees for election to our Board of Directors if the information required by our bylaws is submitted in writing in. timely manner addressed and delivered to our Secretary at the address of our executive offices. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by shareholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors.

The Nomination and Corporate Governance Committee currently consists of Harry S. Markley and Jessica M. Lockett.

Executive Sessions

We regularly schedule executive sessions in which independent directors meet without the presences or participation of management. The chairs of various committees of our Board of Directors serve as the presiding director of such executive sessions on a rotating basis.

Risk Assessment of Compensation Policies and Practices

We have assessed the compensation policies and practices with respect to our employees, including our executive officers, and have concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company.

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

In its oversight role, our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC and risks relating to various specific developments, such as acquisitions, debt and equity placements, and new service offerings.

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Our board committees assist our Board of Directors in fulfilling its oversight role in certain areas of risk. Pursuant to its charter, the Audit Committee oversees the financial and reporting processes of our company and the audit of the financial statements of our company and provides assistance to our Board of Directors with respect to the oversight and integrity of the financial statements of our company, our company’s compliance with legal and regulatory requirements, the independent registered public accountant’s qualification and independence, and the performance of our independent registered public accountant. The Compensation Committee considers the risk of our compensation policies and practices and endeavors to assure that it is not reasonably likely that our compensation plans and policies would have a material adverse effect on our company. Our Nominations and Corporate Governance Committee oversees governance related risk, such as board independence, conflicts of interests, and management and succession planning.

Board Diversity

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The assessment of prospective directors is made in the context of the perceived needs of our Board of Directors from time to time.

All of our directors have held high-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each director’s background set forth above indicates the specific qualifications, skills, perspectives, and experience necessary to conclude that each individual should continue to serve as a director of our company.

Board Leadership Structure

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles and the needs of our company at any point in time. Our Corporate Governance Guidelines support flexibility in the structure the Board by not requiring the separation of the roles of Chairman of the Board and Chief Executive Officer.

Our Board of Directors currently believes that it is in the best interests of our company to have our Chief Executive Officer also serve as the Chairman of the Board. We believe that our Chairman and Chief Executive Officer provides strong, clear, and unified leadership that is critical in our relationships with our shareholders, employees, customers, suppliers, and other stakeholders. The extensive knowledge of the Chief Executive Officer regarding our operations and industries and the markets in which we compete uniquely positions him to identify strategies and prioritize matters for board review and deliberation. Additionally, we believe the combined role of Chairman and Chief Executive Officer facilitates centralized board leadership in one person, so there is no ambiguity about accountability. The Chief Executive Officer serves as a bridge between management and the Board, ensuring that both groups act with a common purpose. This structure also eliminates conflict between two leaders and minimizes the possibility of two spokespersons sending difference messages.

The Board does not believe that combining the position creates significant risks, including any risk that the Chairman and Chief Executive Officer will have excessive or undue influence over the agenda or deliberations of the Board. We believe we have effective and active oversight by experienced independent directors and independent committee chairs, and the independent directors meet together in executive session at virtually every Board meeting.

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The Chairman of the Board provides guidance to the Board; facilitates an appropriate schedule for Board meetings; sets the agenda for Board meetings; presides over meetings of the Board; and facilitates the quality, quantity, and timeliness of the flow of information from management that is necessary for the board to effectively and responsibly perform its duties.

The Chief Executive Officer is responsible for the day-to-day leadership of our company and setting our company’s strategic direction.

Director and Officer Hedging and Pledging

We have a policy prohibiting directors and officers from purchasing financial instruments (including prepaid forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset decreases in the market value of compensatory awards of our equity securities directly or indirectly held by them. Additionally, we have a policy prohibiting directors and officers from pledging of shares.

Stock Ownership Guidelines

Our Board of Directors believes that the alignment of directors’ interests with those of our shareholders is strengthened when board members are also shareholders. Therefore, our Board of Directors is adopting minimum stock ownership guidelines under which non-employee directors are expected to acquire shares of our Common Stock with a value, at least equal to the annual retainer paid for serving on the Board. Non-employee directors will be expected to satisfy at least the minimum guidelines beginning on the later of five years following (i) the date the guidelines were adopted or (ii) the date the individual becomes a non-employee director. This program is designed to ensure that directors acquire a meaningful ownership interest in our company during their tenure on the Board.

Clawback Policy

We have adopted a clawback policy. In the event we are required to prepare an accounting restatement of our financial results as a result of a material noncompliance by us with any financial reporting requirement under the federal securities laws, we will have the right to use reasonable efforts to recover from any current or former executive officers who received incentive compensation (whether cash or equity) from us during the three-year period preceding the date on which we were required to prepare the accounting restatement, any excess incentive compensation awarded as a result of the misstatement. This policy is administered by the Compensation Committee of our Board of Directors. The policy is effective for financial statements for periods beginning on or after April 1, 2018. Once final rules are adopted by the SEC regarding the clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we will review this policy and make any amendments necessary to comply with the new rules.

Board and Committee Meetings

Our Board of Directors held four formal boarding meetings and three formal Audit Committee meetings during year ended March 31, 2021. Our Board of Directors held six formal Board of Directors meetings and three formal Audit Committee meetings, and no other formal Committee Meetings during the year ended March 31, 2020.

For the year ended March 31, 2021, the majority of our Directors attended 100% of all meetings of the Board of Directors and Committees for which they serve on and the remainder attended at least 75% of all meetings.

Annual Meeting Attendance

We encourage each of our directors to attend annual meetings of shareholders. To that end, and to the extent reasonably practicable, we will schedule a meeting of our Board of Directors on the same day as our annual meeting of shareholders.

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Communications with Directors

Shareholders and other interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of our company in care of any specified individual director or directors at the address of our executive offices. Any such letters are sent to the indicated directors.

Term of Office

Prior to this Annual Meeting, each director served until the next annual meeting of the shareholders or until a successor was duly elected and qualified. Following this Annual Meeting, if Proposal 3 is approved, then our directors will be separated into three different classes and elections for each class will be staggered across a three-year period or a director will serve until a successor has been duly elected and qualified. The Board of Directors elects officers whose terms of office are at the discretion of the Board of Directors.

Family Relationship

There are no family relationships between any of our directors or executive officers.

Related Party Transaction Approval Policy

While the Company does not current have a written policy regarding approval of transactions between the Company and a related party, our Board of Directors, as matter of appropriate corporate governance, reviews and approves all such transactions, to the extent required by applicable rules and regulations. Generally, management would present to the Board of Directors for approval at the next regularly scheduled Board of Directors meeting any related party transactions proposed to be entered into by us. The Board of Directors may approve the transaction if it is deemed to be in the best interests of our shareholders and the Company.

Section 16(a) of The Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% shareholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a). To the Company’s knowledge, based solely on a review of reports furnished to it, all of the Company’s officers, directors and ten percent holders have made the required filings for the fiscal year ended March 31, 2021, except for Richard R. Childress whose initial Form 3 was filed late due to an administrative error.

Executive Officers and Members of the Board of Directors

The table below lists the current executive officers and directors of our company. All executive officers serve at the discretion of the Board of Directors. Prior to this Annual Meeting, the term of office of each of our directors expired at our next annual meeting of shareholders or until their successors were duly elected and qualified. Following this Annual Meeting, if Proposal 3 is approved, then our directors will be separated into three different classes and elections for each class will be staggered across a three-year period or a director will serve until a successor has been duly elected and qualified.

Name	Age	Position
Fred W. Wagenhals	80	Chairman of the Board and Chief Executive Officer
Robert D. Wiley	29	Chief Financial Officer
Russell William Wallace, Jr.	65	Director
Harry S. Markley	58	Director
Robert J. Goodmanson	66	Director and President
Jessica M. Lockett	35	Director
Richard R. Childress	75	Director
Steven F. Urvan	55	Director and Employee

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Fred Wagenhals has been the Chairman of the Board, and Chief Executive Officer of our company since December 2016. Mr. Wagenhals served as President through March 26, 2021. Mr. Wagenhals was a private investor from August 2005 until December 2016. Mr. Wagenhals served as Chairman, President, and Chief Executive Officer of Action Performance Companies, Inc., a Nasdaq-listed marketer and distributor of licensed motorsports merchandise, from November 1993; Chairman of the Board and Chief Executive Officer from May 1992 until September 1993; and President from July 1993 until September 1993. Action-Performance Companies, Inc. was sold in August 2005 to International Speedway Corp. and Speedway Motorsports. Mr. Wagenhals is a member of the Die-Cast hall of Fame; was named an Entrepreneur of the Year for the Retail/Wholesale category by the Center for Entrepreneurial leadership Inc.; and received the Anheuser-Bush Entrepreneur in Residence Award at the University of Arizona College of Business and Public Administration.

Robert D. Wiley has been the Chief Financial Officer of our company since January 2019. Mr. Wiley has served as the Controller of the Company since May 2018 and was responsible for our accounting department, including external financing reporting, compliance, accounting policy, and tax accounting. Previously, Mr. Wiley was a Certified Public Accountant at Moss Adams, LLP from June 2015 through April 2018. Mr. Wiley earned his Master of Taxation at Arizona State University. Mr. Wiley also received a Bachelor of Science degree in Accounting from Arizona State University. Mr. Wiley is a Certified Public Accountant licensed in the state of Arizona.

Russell William “Rusty” Wallace, Jr. has been a director of our company since June 2017. Mr. Wallace is the principal shareholder of the Rusty Wallace Automotive Group, a group of eight automotive dealerships located in Eastern Tennessee, and owns Rusty Wallace Racing, which has fielded entrees in the NASCAR Cup Series. Mr. Wallace competed in NASCAR races for more than 16 years and had 55 victories prior to his retirement in 2005. Mr. Wallace serves as an analyst for ABC and ESPN. He is a member of the NASCAR Hall of Fame, the International Motorsports, Hall of Fame, the Motorsports Press Association Hall of Fame, and the Motorsports Hall of Fame of America.

Harry S. Markley has been a director of our company since March 2018. Mr. Markley served with the Phoenix Police Department for more than 30 years, most recently as Assistant Chief of the Patrol Division from 2013 through 2017 and Commander of the Family Investigations Bureau from 2002 to 2013. Mr. Markley currently serves as the Law Enforcement Senior Advisor for the United States of America Department of Commerce.

Robert J. Goodmanson has been a director of our company since May 2019. On March 26, 2021, Mr. Goodmanson was appointed President of the Company. Mr. Goodmanson has more than 30 years’ experience in the investment industry. He is currently employed at Tealwood Asset Management, a fully Registered Investment Advisor in Minneapolis. He founded and was CEO of Maxwell Simon, Inc. a FINRA registered full service Broker-Dealer and a licensed registered Investment Advisory firm. Maxwell Simon’s focus was on institutional fixed income, advisory, private and public equity transactions. Prior, Rob held senior positions at Tucker Anthony and Robert W Baird where he was a Divisional Director. For three years he served on the FINRA Board of Governors for District 4 in Kanas City.

Jessica M. Lockett has been a director of our company since December 2020. Ms. Lockett is a corporate and securities law attorney with a focus on representing public and private companies at various stages of development with corporate governance and securities regulations compliance matters, including Securities Act and Exchange Act reporting. Ms. Lockett also has experience in Mergers and Acquisitions, financing, fundraising activities, and going public transactions. Ms. Lockett earned her J.D., cum laude, from Thomas Jefferson School of Law in 2012 and received the CALI and Witkin Awards in Securities Regulations from Cal Western School of Law. Ms. Lockett graduated from the University of Arizona with a Bachelor of Arts in Psychology with a law minor. Ms. Lockett has been an attorney with Lockett + Horwitz, a professional law corporation since 2016, and operated her own legal practice prior to joining the firm. Ms. Lockett is an active member of the State Bar of California.

Richard R. Childress has been a director of our company since January 2021. Mr. Childress has owned Richard Childress Racing since 1969 and Childress Vineyards since 2004. In addition to starting Richard Childress Racing, Mr. Childress was a NASCAR driver from 1969 to 1981. Mr. Childress served as the First Vice President of the board of directors of the National Rifle Association (the “NRA”) from 2017 to 2019. Mr. Childress was inducted into the NASCAR Hall of Fame in 2017.

Steve F. Urvan has been a director and employee of our company since April 2021. Mr. Urvan has been the Founder and Chief Executive Officer of BitRail, a compliant payments infrastructure, since February of 2018. Mr. Urvan founded Gunbroker.com in 1999 and was the Chief Executive Officer until April 2021 when the Company acquired the asset. Mr. Urvan has spent over 20 years as an entrepreneur, advisor, and investor with a passion for building and growing companies across various industries, but always with a focus of technology as a core or enabler. Mr. Urvan remains active in other companies that he founded including Outdoors.com Digital Media, an outdoor lifestyle website, App Cohesion, an e-commerce technology platform, and Gemini Southern, a merchant bank.

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Director Compensation

The following table sets forth, for the year ended March 31, 2021, information with respect to compensation for services in all capacities to us and our subsidiaries earned by our directors, who are not officers, who served during the year ended March 31, 2021, except for Fred Wagenhals, our Chairman and Chief Executive Officer, whose compensation is described in the Executive Compensation section below.

Name	Fees Earned or Paid In Cash (1)		Stock Awards (2)		Option Awards	Nonequity incentive plan compensation		Nonqualified deferred compensation earnings		All other compensation (3)	Total
Russell William Wallace, Jr.		$—		$70,000	$—		$—		$—	$—		$70,000
Harry Markley		$—		$70,000	$—		$—		$—	$—		$70,000
Robert J. Goodmanson (4)		$90,400		$70,000	$—		$—		$—	$—		$160,400
Jessica M. Lockett (5)		$12,000		$17,500	$—		$—		$—	$—		$29,500
Richard R. Childress (6)		$—		$—	$—		$—		$—	$—		$—
Randy E. Luth (7)	$			$52,500	$0		$0		$0	$0		$52,500
Steven F. Urvan (8)	$		$			$		$			$

(1) The amounts in this column reflect the amounts earned during the fiscal year, whether or not actually paid during such year.

(2) We make an annual grant to each director of 40,000 shares of our Common Stock. The amounts in this column reflect the aggregate grant date fair value of options awards granted to our directors during the transition period or fiscal year calculated in accordance with FASB ASC Topic 718. Stock Compensation. The valuation assumptions used in determining such amounts are described in the footnotes to our audited consolidated financial statements included in our Form 10-K for year ended March 31, 2021. The amounts reported in this column reflect our accounting expense for these awards and do not correspond to the actual economic value that may be received by our named executive officers from their stock awards.

(3) We reimburse all officers and directors for reasonable and necessary expenses incurred in their capacities as such. The named directors do not participate in certain group life, health, disability insurance, and medical reimbursement plans that are generally available to salaried employees.

(4) Prior to Mr. Goodmanson becoming President of the Company on March 26, 2021, he received a director fee of an average of approximately $7,500 in cash per month.

(5) Ms. Lockett was appointed as a member of the Board of Directors on December 14, 2020. Ms. Lockett receives a director fee of $4,000 in cash per month.

(6) Mr. Childress was appointed as a member of the Board of Directors on January 19, 2021.

(7) Mr. Luth resigned as a member of the Board of Directors on January 19, 2021.

(8) Mr. Urvan was appointed as a member of the Board of Directors on April 30, 2021.

We do not currently pay cash compensation for services of our directors. Instead, we make an annual grant to each director of 40,000 shares of our Common Stock. We reimburse all officers and directors for reasonable and necessary expenses incurred in their capacities as such.

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EXECUTIVE COMPENSATION

The following table sets forth for the year ended March 31, 2021, and March 31, 2020, information with respect to compensation for services in all capacities to us and our subsidiaries earned by the Company’s Chief Executive Officer and our two most highly compensated executive officers of the Company whose cash compensation exceeded $100,000. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Period Ended	Salary (1)	Bonus (1)	Stock Awards (2)	Option Awards (2)	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation (3)	Total
Fred W. Wagenhals
President, Chief Executive Officer,	3/31/2021	$240,000	$96,004	$157,500	$0	$0	$0	$0	$493,504
and Director	3/31/2020	$120,000	$0	$180,000	$0	$0	$0	$0	$300,000

Steve Hilko
Chief Operating Officer(4)	3/31/2021	$163,542	$0	$58,333	$0	$0	$0	$0	$221,875
	3/31/2020	$120,000	$0	$0	$0	$0	$0	$0	$120,000

Robert D. Wiley
Chief Financial Officer	3/31/2021	$127,500	$0	$90,977	$0	$0	$0	$0	$218,477
	3/31/2020	$103,333	$0	$86,794	$0	$0	$0	$0	$190,127

(1) The amounts in these columns reflect the amounts earned during the fiscal year, whether or not actually paid during such year.

(2) The amounts in this column reflect the aggregate grant date fair value of stock awards granted to our named executive officers during the transition period or fiscal year, as applicable, calculated in accordance with FASB ASC Topic 718. Stock Compensation. The valuation assumptions used in determining such amounts are described in the footnotes to our audited consolidated financial statements included in the Annual Report on Form 10-K. The amounts reported in this column reflect our accounting expense for these awards and do not correspond to the actual economic value that may be received by our named executive officers from their stock awards.

(3) The named executive officers participate in certain group life, health, disability insurance, and medical reimbursement plans not disclosed in the Summary Compensation Table that are generally available to salaried employees and do not discriminate in scope, terms, and operation.

(4) On June 18, 2021, Mr. Hilko resigned, effective immediately, as our Chief Operating Officer.

Consulting Agreements, Employment Agreements and Other Arrangements

As of March 31, 2021, other than the foregoing as set forth in the Notes to Summary Compensation Table, the Company has no agreement that provides for payment to executive officers at, following, or in connection with the resignation, retirement or other termination, or a change in control of Company or a change in any executive officer’s responsibilities following a change in control.

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Outstanding Equity Awards at Fiscal Year-end

As of March 31, 2021 and March 31, 2020, there were no outstanding stock options or restricted stock units. During the years ended March 31, 2021 and March 31, 2020, we did not grant any restricted stock units or stock options but granted restricted stock to directors, officers, and others who provided services to our company.

Related Party Transactions

During the year ended March 31, 2021, we paid $152,549 in service fees to an independent contractor and 60,000 shares in the aggregate to its advisory committee members for service for a total value of $103,000.

During the year ended March 31, 2020, we paid $184,575 in service fees to an independent contractor, $6,500 in consulting fees to our previous Chief Financial Officer, and 60,000 shares in the aggregate to its advisory committee members for service for a total value of $113,000. Additionally, at March 31, 2020, the Company had a receivable of approximately, $14,700 from its previous Chief Financial Officer.

In connection with the acquisition of the casing division of JSC, a promissory note was executed. JSC owned at least five percent (5%) of our shares outstanding from March 2019 through March 16, 2021. On April 30, 2019, the note was subsequently extended to April 1, 2020. The note bears interest per annum at approximately 4.6% payable in arrears monthly. On June 26, 2020, the Company extended the promissory note until August 15, 2021. As of March 31, 2020, we accrued interest of $352,157 related to the note. The note had a balance of $5,400,000 at March 31, 2020 and the note was paid in full on November 5, 2020.

In October of 2019, it was made apparent that certain equipment that was agreed to be delivered free and clear by the Seller was not achievable as Seller was not able to purchase equipment that Seller had leased. Accordingly, the remaining value of the promissory note was reduced by $2,596,200. As a result of the change to the purchase price of the transaction, the Company reduced Equipment for a net value of $1,871,306, decreased Other Intangible Assets by $766,068, increased Accounts Receivable by $31,924, and recorded an increase to Deposits for $9,250 worth of equipment that the Company agreed to transfer back to Seller. Consequently, accumulated amortization has decreased by $159,530. Additionally, the Company entered into a lease to gain possession of the assets that were originally to be transferred.

Through the Administrative and Management Services Agreement the Company with JSC, the Company purchased approximately $3.4 million in inventory support services, and incurred $405,171 of rent expenses for the year ended March 31, 2021. For the year ended March 31, 2021, the Company purchased approximately $1.9 million in Inventory, incurred $394,128 of rent expenses, and incurred $153,604 of expenses related to support costs such as engineering and maintenance, among others.

On June 26, 2021, the Company and JSC entered into a Settlement Agreement pursuant to which the parties mutually agreed to settle all disputes and mutually release each other from liabilities related to the Amended APA occurring prior to June 26, 2020. Pursuant to the Settlement Agreement, the Company shall pay JSC $1,269,977 and shall provide JSC with: (i) two new promissory notes, a note of $5,803,800 related to the Seller Note and note of $2,635,797 for inventory and services, both with a maturity date of August 15, 2021, (ii) general business security agreements granting JSC a security interest in all personal property of the Company. Pursuant to the Notes, the Company is obligated to make monthly payments totaling $204,295 to JSC. In addition, the Notes have a mandatory prepayment provision that comes into effect if the Company conducts a publicly registered offering. Pursuant to such provision, the Company: (a) upon the closing of an Offering of less than $10,000,000 would be obligated to pay the lesser of ninety percent (90%) of the Offering proceeds or seventy (70%) of the then aggregate outstanding balance of the Notes; and (b) upon the closing of an Offering of more than $10,000,000 would be obligated to pay one hundred percent (100%) of the then aggregate outstanding balance of the Notes. The Company was granted an option to repurchase up to 1,000,000 of the shares of Common Stock issued to JSC under the Amended APA at a price of $1.50 per share through April 1, 2021 so long as there are no defaults under the Settlement Agreement.

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On November 5, 2020, the Company paid $6,000,000 to JSC allocated as follows: (i) payment in full of Note A, representing the balance due from the Company to JSC relating to the acquisition of Jagemann Munition Components in March 2019 and (ii) $592,982 remitted in partial payment of Note B, resulting in the parties’ execution of Amended Note B which has a starting principal balance of $1,687,664 (“Amended Note B”). The Amended Note B principal balance carries a 9% per annum interest rate and is amortized equally over the thirty six (36) month term. As a result of the payment in full of Note A JSC shall release the accompanying security interest in Company assets which secured Note A. Concurrently, upon entry into Amended Note B, JSC and the Company entered into the First Amendment to General Business Security Agreement to reflect a revised list of collateral in which JSC has a security interest. The total interest expense recognized on Note A $216,160 for the year ended March 31, 2021. The total interest expense recognized on the original Note B was $62,876 for the year ended March 31, 2021.

The Company’s balance of Amended Note B was $1,490,918 at March 31, 2021. The Company recognized $60,100 in interest expense on Amended Note B for the year ended March 31, 2021.

On January 22, 2021, the Company repurchased 1,000,000 shares of the Common Stock issued to JSC at a price of $1.50 per share pursuant to the Amended APA and subsequently cancelled the total purchased shares.

On May 3, 2019, the Company entered into a promissory note of $375,000 with a shareholder of the Company. The original interest rate was the applicable LIBOR Rate. The promissory note was amended and the note’s original a maturity date of August 3, 2019 was extended to September 18, 2020. The amended note bears interest at 1.25% per month. The Company made $18,195 in principal payments during year ended March 2021 and the Note was paid in full in July of 2020. We recognized $10,327 of interest expenses related to the note during the year ended March 31, 2021.

In December of 2019, the Company entered into a Promissory Note of $90,000 with Fred Wagenhals, the Company’s Chief Executive Officer and Chairman of the Board of Directors. The Note originally matured on June 12, 2020, and had an interest rate at the applicable LIBOR Rate. The promissory note has since been amended and the amended maturity date is September 18, 2020. The Company made $25,000 in principal payments during the year ended March 31, 2021, and the Note was paid in full in July of 2020. The amended note bears interest at 1.25% per month. We recognized $5,350 of interest expense on the note for the year ended March 31, 2021.

On September 23, 2020, the Company and Enlight entered into a promissory note (the “Forest Street Note”) with Forest Street, LLC (“Lender”), an Arizona limited liability company wholly owned by our current Chief Executive Officer, Fred Wagenhals, for the principal sum of $3.5 million, which accrues interest at 12% per annum. The Note has a maturity date of September 23, 2022.

Pursuant to the terms of the Forest Street Note, the Company and Enlight (collectively, the borrower pursuant to the note) shall pay Lender; (i) on a monthly basis, beginning October 23, 2020, all accrued interest (only), (ii) on a quarterly basis, a monitoring fee of 1% of the principal amount and then accrued interest; and (iii) on the maturity date, the remaining outstanding principal balance of the Loan, together with all unpaid accrued interest thereon.

On December 14, 2020, the Company entered into a Debt Conversion Agreement with the Lender. Pursuant to the Agreement, the Company and Forest Street agreed to convert $2,100,000 of the Note’s principal into 1,000,000 shares of the Common Stock. The share issuance occurred on December 15, 2020. As a result of the Debt Conversion Agreement the remaining balance of the Forest Street Note was $1,400,000. On January 14, 2021, the Company paid the remaining $1,400,000 in principal and accrued interest of the Forest Street Note. The Company recognized $137,666 in interest expense related to the Forest Street Note for the year ended March 31, 2021.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

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With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

●	Disclosing such transactions in reports where required;
●	Disclosing in any and all filings with the SEC, where required;
●	Obtaining disinterested directors consent; and
●	Obtaining shareholder consent where required.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, there were a total of 113,274,710 shares of our Common Stock outstanding, our only class of voting securities currently outstanding. The following table describes the ownership of our voting securities by: (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock. All ownership is direct, unless otherwise stated. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o AMMO, Inc., 7681 E. Gray Rd., Scottsdale, Arizona 85260.

Name and Address of Beneficial Owner	Common Stock Owned Beneficially	Percent of Class
Named Executive Officers and Directors
Fred W. Wagenhals (1)	7,126,700	6.3%
Robert J. Goodmanson	112,500	*
Robert D. Wiley	141,655	*
Russell William Wallace, Jr.	450,000	*
Harry S. Markley	130,000	*
Jessica M. Lockett	20,000	*
Richard R. Childress	132,500	*
Steve F. Urvan	18,500,000	16.4%

All directors and officers as a group (8 persons)	26,613,355	23.5%

* Less than 1%

(1) Mr. Wagenhals owns a total of 7,126,700 shares of Common Stock, 6,976,700 shares are held directly and 150,000 indirectly by the Fred W. Wagenhals Trust.

PROPOSAL 1

ELECTION OF DIRECTORS

Our directors are elected by the shareholders at each annual shareholder meeting.

Currently, our directors are elected annually, at our annual meeting of shareholders. However, if our shareholders approve the Classified Board Amendment (as defined in Proposal 3 below) at the Annual Meeting, our directors will be separated into three (3) classes and with members of each class serving three-year terms. Our Board of Directors currently consists of seven (7) directors: Fred W. Wagenhals, Russell William Wallace, Jr., Harry S. Markley, Robert J. Goodmanson, Jessica M. Lockett, Richard R. Childress and Steven F. Urvan. The seven (7) director nominees for election at the Annual Meeting consist of Fred W. Wagenhals, Russell William Wallace, Jr., Harry S. Markley, Robert J. Goodmanson, Jessica M. Lockett, Richard R. Childress and Steven F. Urvan.

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Each nominee, if elected at the Annual Meeting, will hold office for a one-year term until our next annual meeting of shareholders or until their successor is elected and qualified, or until their earlier death, resignation or removal; provided, however, as described in Proposal 3 below, if our shareholders approve of the Classified Board Amendment (as defined in Proposal 3 below) at the Annual Meeting, then our directors will be separated into three different classes and elections for each class will be staggered across a three-year period. For more information, please see “Classified Board of Directors” in Proposal 3 below.

The Board of Directors believes that each nominee has valuable individual skills and experiences that, taken together, provide us with the knowledge, judgment and strategic vision necessary to provide effective oversight of the Company. The biographies below reflect the particular experience, qualifications, attributes and skills that led the Board of Directors to conclude that each nominee should serve on the Board of Directors.

Note About Rules Relating to Broker Voting

Under the SEC’s rules, brokers are not entitled to use their discretion to vote uninstructed proxies in uncontested director elections. In other words, if your shares are held by your broker in “street name” and you do not provide your broker with instructions about how your shares should be voted in connection with this proposal, your shares will not be voted and a “broker non-vote” will result. Therefore, if you desire that your shares be voted in connection with the election of our Board, it is imperative that you provide your broker with voting instructions.

The Director Nominees are:

Class(1) and Term Expiration	Directors	Age (as of September 13, 2021)

Class I	Harry S. Markley	58
(2022)	Richard R. Childress	75

Class II	Steven F. Urvan	55
(2023)	Robert J. Goodmanson	66

Class III	Fred W. Wagenhals	80
(2024)	Russell William Wallace, Jr. Jessica M. Lockett	65 35

(1)	Assumes the Classified Board Amendment (as defined in Proposal 3 below) is approved by shareholders at the Annual Meeting. If the Classified Board Amendment (as defined in Proposal 3 below) is not approved at the Annual Meeting, each director will serve until our next annual meeting of shareholders. For more information, see “Classified Board of Directors” in Proposal 3 below.

The Information set forth below details the Director Nominees business experience and qualifications that led to the nomination by the Nominations and Corporate Governance Committee and approval by the Board of Directors for recommendation of each individual for election:

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Fred Wagenhals has been the Chairman of the Board, and Chief Executive Officer of our company since December 2016. Mr. Wagenhals served as President through March 26, 2021. Mr. Wagenhals was a private investor from August 2005 until December 2016. Mr. Wagenhals served as Chairman, President, and Chief Executive Officer of Action Performance Companies, Inc., a Nasdaq-listed marketer and distributor of licensed motorsports merchandise, from November 1993; Chairman of the Board and Chief Executive Officer from May 1992 until September 1993; and President from July 1993 until September 1993. Action-Performance Companies, Inc. was sold in August 2005 to International Speedway Corp. and Speedway Motorsports. Mr. Wagenhals is a member of the Die-Cast hall of Fame; was named an Entrepreneur of the Year for the Retail/Wholesale category by the Center for Entrepreneurial leadership Inc.; and received the Anheuser-Bush Entrepreneur in Residence Award at the University of Arizona College of Business and Public Administration.

We believe that Mr. Wagenhals possesses attributes that qualify him to serve as a member of our Board, including his extensive business operation management experience and financial expertise which is beneficial in guiding our strategic direction. He has served in senior management and on the Board of prominent, publicly traded company Action Performance, Inc. where he led significant growth of the business.

Robert J. Goodmanson has been a director of our company since May 2019. On March 26, 2021, Mr. Goodmanson was appointed President of the Company. Mr. Goodmanson has more than 30 years’ experience in the investment industry. He is currently employed at Tealwood Asset Management, a fully Registered Investment Advisor in Minneapolis. He founded and was CEO of Maxwell Simon, Inc. a FINRA registered full service Broker-Dealer and a licensed registered Investment Advisory firm. Maxwell Simon’s focus was on institutional fixed income, advisory, private and public equity transactions. Prior, Rob held senior positions at Tucker Anthony and Robert W Baird where he was a Divisional Director. For three years he served on the FINRA Board of Governors for District 4 in Kanas City.

We believe that Mr. Goodmanson possesses attributes that qualify him to serve as a member of our Board, including his extensive business development, mergers and acquisitions and capital markets/investment banking experience within the financial services industry. As a director, he provides significant input into, and is actively involved in, leading our business activities and strategic planning efforts.

Jessica M. Lockett has been a director of our company since December 2020. Ms. Lockett is a corporate and securities law attorney with a focus on representing public and private companies at various stages of development with corporate governance and securities regulations compliance matters, including Securities Act and Exchange Act reporting. Ms. Lockett also has experience in Mergers and Acquisitions, financing, fundraising activities, and going public transactions. Ms. Lockett earned her J.D., cum laude, from Thomas Jefferson School of Law in 2012 and received the CALI and Witkin Awards in Securities Regulations from Cal Western School of Law. Ms. Lockett graduated from the University of Arizona with a Bachelor of Arts in Psychology with a law minor. Ms. Lockett has been an attorney with Lockett + Horwitz, a professional law corporation since 2016, and operated her own legal practice prior to joining the firm. Ms. Lockett is an active member of the State Bar of California.

We believe that Ms. Lockett possesses attributes that qualify her to serve as a member of our Board, including her extensive experience in corporate and securities law with a focus on representing private and public companies at various stages of development.

Harry S. Markley has been a director of our company since March 2018. Mr. Markley served with the Phoenix Police Department for more than 30 years, most recently as Assistant Chief of the Patrol Division from 2013 through 2017 and Commander of the Family Investigations Bureau from 2002 to 2013. Mr. Markley currently serves as the Law Enforcement Senior Advisor for the United States of America Department of Commerce.

We believe that Mr. Markley possesses attributes that qualify him to serve as a member of our Board, including his more than 30 years of experience in law enforcement, which is invaluable to our military and law enforcement divisions.

Russell William “Rusty” Wallace, Jr. has been a director of our company since June 2017. Mr. Wallace is the principal shareholder of the Rusty Wallace Automotive Group, a group of eight automotive dealerships located in Eastern Tennessee, and owns Rusty Wallace Racing, which has fielded entrees in the NASCAR Cup Series. Mr. Wallace competed in NASCAR races for more than 16 years and had 55 victories prior to his retirement in 2005. Mr. Wallace serves as an analyst for ABC and ESPN. He is a member of the NASCAR Hall of Fame, the International Motorsports, Hall of Fame, the Motorsports Press Association Hall of Fame, and the Motorsports Hall of Fame of America.

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We believe that Mr. Wallace possesses attributes that qualify him to serve as a member of our Board, including his extensive experience in management, business operations, and growth of high volume businesses.

Richard R. Childress has been a director of our company since January 2021. Mr. Childress has owned Richard Childress Racing since 1969 and Childress Vineyards since 2004. In addition to starting Richard Childress Racing, Mr. Childress was a NASCAR driver from 1969 to 1981. Mr. Childress served as the First Vice President of the board of directors of the National Rifle Association (the “NRA”) from 2017 to 2019. Mr. Childress was inducted into the NASCAR Hall of Fame in 2017.

We believe that Mr. Childress possesses attributes that qualify him to serve as a member of our Board, including his extensive experience in management, business operations, and growth of high-volume businesses and his experience of serving on the NRA’s board of directors.

Steve F. Urvan has been a director and employee of our company since April 2021. Mr. Urvan has been the Founder and Chief Executive Officer of BitRail, a compliant payments infrastructure, since February of 2018. Mr. Urvan founded Gunbroker.com in 1999 and was the Chief Executive Officer until April 2021 when the Company acquired the asset. Mr. Urvan has spent over 20 years as an entrepreneur, advisor, and investor with a passion for building and growing companies across various industries, but always with a focus of technology as a core or enabler. Mr. Urvan remains active in other companies that he founded including Outdoors.com Digital Media, an outdoor lifestyle website, App Cohesion, an e-commerce technology platform, and Gemini Southern, a merchant bank.

We believe that Mr. Urvan possesses attributes that qualify him to serve as a member of our Board, including his extensive experience as an entrepreneur and in management, business operations, and growth of high-volume businesses.

If, for any reason, any Director Nominee becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board may propose.

Vote Required

Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law provides that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the seven (7) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Your Board Recommends That Shareholders Vote FOR All 7 Nominees Listed Above

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PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF PANNELL KERR FORSTER OF TEXAS, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Effective as of April 8, 2021, the audit committee of the Board of Directors has appointed Pannell Kerr Forster of Texas, P.C. (“PKF”) as our independent registered public accounting firm and seeks ratification of the appointment by our shareholders. PKF has served as our independent registered public accounting firm since April 2021.

Service and Fees Independent Registered Public Accounting Firm

The following is the breakdown of aggregate fees for the last two fiscal years:

	2021	2020
Audit Fees	$183,879	$216,422
Audit Related Fees	133,643	-
Tax Fees	-	-
All Other Fees	92,700	-
	$410,222	$216,422

It is our policy to engage the principal accounting firm to conduct the financial audit for our company and to confirm prior to such engagement, that such principal accounting firm is independent of our company when required by SEC rules and regulations. All services of the principal accounting firm reflected above were approved by the Board of Directors.

- “Audit Fees” consist of fees billed for services rendered for the audit of our financial statements and review of our financial statements included in our quarterly reports on Form 10-Q. Other fees consist of comfort letter service fees.

- “Audit-Related fees” are fees paid for professional services not included in the first category, specifically, SAS 100 reviews, SEC filings and consents, and accounting consultations on matters addressed during the audit or interim reviews, and review work related to quarterly filings.

- “Tax Fees” consist of fees billed for professional services related to the preparation of our U.S. federal and state income tax returns.

- “All other fees” consist of fees billed for professional services related to non-recurring fees for the initial public offering and the acquisitions completed during the year.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accounting Firms

The policy of the audit committee is to pre-approve all audit and permissible non-audit services to be performed by the independent public accounting firm during the fiscal year. The audit committee pre-approves services by authorizing specific projects within the categories outlined above. The audit committee’s charter delegates to its Chair the authority to address any requests for pre-approval of services between audit committee meetings, and the Chair must report any pre-approval decisions to the audit committee at its next scheduled meeting. All of the services related to the fees described above were approved by the audit committee pursuant to the pre-approval provisions set forth in the applicable SEC rules and the audit committee’s charter.

Vote Required

Shareholder ratification of the audit committee’s appointment of PKF as our independent registered public accounting firm is not required by our Bylaws or otherwise. Nonetheless, the Board of Directors has elected to submit the appointment of PKF to our shareholders for ratification. If a quorum is present, this Proposal 2 will be approved if a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting votes for ratification. Abstentions will have the effect of a vote against this Proposal 2. As a “routine” matter, there will not be any “broker non-votes” with respect to this Proposal 2. If this proposal is not approved, then the matter will be referred to the audit committee for further review.

Your Board Recommends That Shareholders Vote FOR Ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our Independent Registered Public Accounting Firm

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PROPOSAL 3

AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CLASSIFY OUR BOARD OF DIRECTORS INTO THREE CLASSES WITH STAGGERED THREE-YEAR TERMS

Our Board of Directors has approved and recommends that our shareholders approve the Classified Board Amendment in the form attached to this proxy statement as Appendix A, which provides for the establishment of a classified board structure consisting of three classes of directors. Our Board of Directors currently consists of seven (7) members, each of whom, if elected, are eligible to serve to one-year terms at each annual meeting of shareholders. However, if this Proposal 3 is approved, the Classified Board Amendment would classify our Board of Directors into three (3) classes, with each class having a three-year term expiring in a different year, as further described below.

Classified Board of Directors

Under Delaware law, the certificate of incorporation or the bylaws may provide for the classification of directors as to the duration of their respective terms of office or as to their election by one or more authorized classes or series of shares. At least one-fourth of the total number of the directors must be elected annually.

If this Proposal 3 is approved, the Classified Board Amendment would classify our Board of Directors, effective as of the Annual Meeting, into three classes with staggered three-year terms designated as follows:

● Class I, comprised of two directors, initially Harry S. Markley and Richard R. Childress (with their initial terms expiring at our 2022 annual meeting of shareholders and members of such class serving successive three-year terms thereafter);

● Class II, comprised of two directors, initially Steven F. Urvan and Robert J. Goodmanson (with their initial terms expiring at our 2023 annual meeting of shareholders and members of such class serving successive three-year terms thereafter); and

● Class III, comprised of three directors, initially Fred W. Wagenhals, Russell William Wallace, Jr. and Jessica M. Lockett (with their initial terms expiring at our 2024 annual meeting of shareholders and members of such class serving successive three-year terms thereafter).

The members of our Board of Directors as of the date of this proxy statement would continue to serve their current terms until our 2022 Annual Meeting of Shareholders (at which point the classified board structure described above would go into effect) or until their respective successors are elected and qualified, or until their earlier death, resignation or removal. The Classified Board Amendment will authorize our Board of Directors to assign directors then in office to Class I, Class II and Class III upon the effectiveness of the classified board structure at our Annual Meeting of Shareholders.

If this Proposal 3 is approved and the classified board structure becomes effective, at each successive annual meeting of shareholders following our Annual Meeting, the class of directors to be elected in such year would be elected for a three-year term so that the term of office of one class of directors expires in each year.

Pursuant to our Bylaws, vacancies on our Board of Directors (including, if Proposal 3 is approved and the classified board structure becomes effective, any vacancy in Class I, Class II or Class III) may only be filled by a vote majority of the remaining directors in office. The Classified Board Amendment will provide that any such director elected in accordance with our Bylaws to fill a vacancy on our Board of Directors will serve in accordance with our Bylaws until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified, or until their earlier death, resignation or removal.

If this Proposal 3 is not approved, then each director will continue to be elected annually, at our annual meeting of shareholders.

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Advantages of a Classified Board of Directors

Our Board of Directors believes that a classified board structure will help to assure the continuity and stability of our long-term policies in the future and to reduce our vulnerability to hostile and potentially abusive takeover tactics that could be adverse to the best interests of the Company’s shareholders. Our Board of Directors believes that, by encouraging potential acquirers to negotiate directly with our Board of Directors, thereby giving our Board of Directors added leverage in such negotiations, a classified board structure will increase the likelihood of bona fide offers for the Company by serious acquirers. A classified board would not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, would put our Board of Directors in a position to act to maximize value for all shareholders. A longer term in office also would allow our directors to stay focused on long-term value creation, without undue pressure that may come from special interest groups intent on pursuing their own agenda at the expense of the interests of the Company and its other shareholders. Further, it would enable us to benefit more effectively from directors’ (particularly non-management directors’) experience, knowledge of the Company and wisdom, while helping us attract and retain highly qualified individuals willing to commit the time and dedication necessary to understand the Company, its operations and its competitive environment.

Disadvantages of a Classified Board of Directors

While a classified board of directors may have the beneficial effects discussed immediately above, it may also discourage some takeover bids, including some that would otherwise allow shareholders the opportunity to realize a premium over the market price of their stock or that a majority of our shareholders otherwise believes may be in their best interests to accept or where the reason for the desired change is inadequate performance of our directors or management. Because of the additional time required to change control of our Board of Directors, a classified board may also make it more difficult and more expensive for a potential acquirer to gain control of our Board of Directors and the Company. Currently, a change in control of our Board of Directors can be made by shareholders holding a plurality of the votes cast at a single annual meeting where there is a contested director election. If we establish a classified board of directors, it will take at least two annual meetings following the annual meeting at which the classified board structure becomes effective for a potential acquirer to effect a change in control of our Board of Directors, even if the potential acquirer were to acquire a majority of our outstanding common stock.

Potential Anti-Takeover Effect

A classified board of directors may increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of our Board of Directors, even if the takeover bidder were to acquire a majority of the voting power of our outstanding shares of common stock. Without the ability to obtain immediate control of our Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of our Company. Thus, a classified board of directors could discourage certain takeover attempts, perhaps including some takeovers that shareholders may feel would be in their best interests. Further, a classified board of directors will make it more difficult for shareholders to change the majority composition of our Board of Directors, even if our shareholders believe such a change would be beneficial. Because a classified board of directors will make the removal or replacement of directors more difficult, it will increase the directors’ security in their positions, and could be viewed as tending to perpetuate incumbent management.

Since the creation of a classified board of directors will increase the amount of time required for a hostile bidder to acquire control of the Company, the existence of a classified board of directors could tend to discourage certain tender offers that shareholders might feel would be in their best interest. However, our Board of Directors believes that forcing potential bidders to negotiate with our Board of Directors for a change of control transaction will allow our Board of Directors to better maximize shareholders value in any change of control transaction.

Our Board of Directors does not currently contemplate recommending the approval of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote as of the Record Date for the Annual Meeting is required for approval of the Classified Board Amendment. A failure to submit a proxy card or vote at the Annual Meeting, an abstention or a “broker non-vote” will have the same effect as a vote “AGAINST” the approval of this Proposal 3 because they represent shares entitled to vote that have not been voted in the affirmative.

Your Board Recommends That Shareholders Vote FOR Approval of the Classified Board Amendment

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PROPOSAL 4

Approval of the issuance of an additional 1,500,000 shares of our common stock pursuant to the terms and provisions of that certain agreement and plan of merger by and among ammo, speedlight group I, llc, gemini direct investments, llc and steven f. urvan, dated as of April 30, 2021

Our Board of Directors has approved and recommends that our shareholders approve the issuance of an additional 1,500,000 shares of our Common Stock to Steven F. Urvan (“Urvan”) pursuant to the terms and provisions of that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, SpeedLight Group I, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Sub”), Gemini Direct Investments, LLC, a Nevada limited liability company (“Gemini”), and Mr. Urvan, whereby Sub merged with and into Gemini, with Sub surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). At the time of the Merger, Gemini had nine (9) subsidiaries, all of which are related to Gemini’s ownership of the Gunbroker.com business. Gunbroker.com is a large on-line auction marketplace dedicated to firearms, hunting, shooting and related products. The Merger was completed on the Effective Date, and Mr. Urvan was appointed to serve as a director of the Company on that date.

In consideration of the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, on the Effective Date, (i) the company assumed an aggregate amount of indebtedness of Gemini and its subsidiaries equal to $50,000,000 (the “Assumed Indebtedness”) and (ii) the issued and outstanding membership interests in Gemini (the “Membership Interests”), held by Mr. Urvan, automatically converted into the right to receive (A) $50,000,000 (the “Cash Consideration”) and (B) 20,000,000 shares of the Company’s common stock (the “Stock Consideration”).

In connection with the Merger Agreement, the Company and Mr. Urvan agreed that the Stock Consideration consisted of: (a) 14,500,000 shares issued without being held in escrow or requiring prior shareholder approval, (b) 4,000,000 shares issued subject to that certain Pledge and Escrow Agreement entered into pursuant to the Merger Agreement, and (c) 1,500,000 shares that will not be issued prior to the Company obtaining shareholder approval for the issuance (the “Additional Issuance”).

On May 6, 2021 we filed a Current Report on Form 8-K, as amended by Form 8-K/As filed on May 13, 2021 and July 16, 2021 (the “Form 8-K”) with the SEC regarding the terms of the Merger, including a copy of the Merger Agreement filed as an exhibit and incorporated by reference in the Form 8-K and herein. Please see the Form 8-K for a further description of the Merger.

Mr. Urvan, a director and employee of the Company, has a substantial interest in the outcome of the proposal. No votes with respect to shares held by Mr. Urvan will be counted for the purposes of determining whether shareholder approval for this proposal has been obtained.

We believe the Merger has added incredible value to the Company and our Board of Directors has approved and recommends that our shareholders approve the Additional Issuance.

Dilution and Impact on Existing Shareholders

The Additional Issuance, if approved by shareholders, would have a dilutive effect on current shareholders in that the percentage ownership of the Company’s common stock held by such current stockholders will decline as a result of the issuance. This means also that our existing shareholders, other than Mr. Urvan, will own a smaller interest in the Company as a result of such issuance and therefore have less ability to influence significant corporate decisions requiring shareholder approval. Mr. Urvan currently has beneficial ownership of approximately 16.3% of the Company’s common stock. Upon consummation of the Additional Issuance, Mr. Urvan would have beneficial ownership of approximately 17.4% of the Company’s common stock.

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Consequences if Shareholder Approval is not Obtained

If the Company’s shareholders do not approve the Additional Issuance, the 1,500,000 shares will not be issued to Mr. Urvan and, pursuant to the terms of the Merger Agreement, Mr. Urvan will instead be paid a dollar amount in cash equal to 1,500,000 multiplied by the greater of (i) $7 or (ii) the volume weighted average price of the Company’s common stock for the thirty (30) day period immediately preceding the six month anniversary date of the Effective Date.

Vote Required

Under Nasdaq Rules 5635(d) and 5635(e)(4), the vote required to approve Proposal 4 is the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting.

Your Board Recommends That Shareholders Vote FOR Approval of the Additional Share Issuance

OTHER INFORMATION

Proxy Solicitation

The cost of this proxy solicitation will be borne by the Company. We may request banks. brokers, fiduciaries, custodians, and certain other Record Holders to send proxies, proxy statements and other materials to their principals at our expense. Such banks, brokers, fiduciaries, custodians and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation .In addition to solicitation by mail, the Company’s officers and regular employees may solicit proxies personally or by telephone.

Other Business

The Board of Directors is no aware of any other matter to be presented at the Annual Meeting. If any additional matter should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy as the Board of Directors directs.

Proposals for 2022 Annual Meeting of Shareholders

Proposals to be considered for inclusion in our proxy statement and form of proxy for the 2022 Annual Meeting of Shareholders, must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act. Such proposals must be received by the Company at its offices at 7681 East Gray Road, Scottsdale, AZ 85260 no later than May 13, 2022.

Shareholders may present proposals intended for inclusion in our proxy statement for our 2021 Annual Meeting of Shareholders provided that such proposals are received by the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC rules and regulations, and the Company’s Bylaws. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2021 Proxy Statement.

Additional Information

The Company’s Annual Report on Form 10-K for the year ended March 31, 2021 is available at the website address listed in the Notice. Such Report includes the Company’s audited financial statements for the 2021 fiscal year and certain other financial information. We are subject to certain informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Shareholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Rob Wiley, at 7681 East Gray Road, Scottsdale, AZ 85260.

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APPENDIX A

AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AMMO INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Ammo, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article V of the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

ARTICLE V

Board of Directors

The number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. All corporate powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or by law. Unless and to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

The Board of Directors shall be divided into three classes, Class I, Class II and Class III, with each class having as equal a number of members as reasonably possible. The initial term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders of the corporation in 2022, 2023 and 2024, respectively. Beginning in 2022, at each annual meeting of stockholders of the corporation, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director, even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of stockholders of the corporation in the year in which his or her term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Except as otherwise provided by law, directors may only be removed for cause and only upon the vote of the holders of at least a majority of the voting power of the shares entitled to vote generally in the election of directors. Except as required by law or the provisions of this certificate of incorporation, all vacancies on the Board of Directors and newly created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the then authorized number of directors shall be increased by the number of directors so to be elected, and the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ____ day of _______, 2021.

By:
Title:
Name:

AMMO, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS – OCTOBER 25, 2021 AT 10:00 A.M. PACIFIC TIME

The undersigned shareholder(s) of AMMO, Inc. (the “Company”) hereby revoking any proxy heretofore given, does hereby appoint Fred W. Wagenhals and Robert D. Wiley, and each of them, with full power to act alone, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2021 Annual Meeting of the Shareholders of the Company to be held on Monday, October 25, 2021 at 10:00 A.M. Pacific Time and any and all adjournments and postponements thereof with all powers the undersigned would possess if personally present on the following proposals, each as described more fully in the accompanying proxy statement and any other matters coming before said meeting.

This proxy confers authority and shall be voted, for the election of directors in accordance with the recommendations of the Board of Directors, unless a contrary instruction is indicated in which case the proxy shall be voted in accordance with such instruction. This proxy confers discretionary authority to vote on any other matter, if any, presented at the Annual Meeting. This proxy shall be voted in accordance with the recommendations of the Board of Directors with respect to such other matters of proxy bearing a later date, or by attending the Annual Meeting and voting in person.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the Annual Meeting, we ask that you appoint the Proxies to vote your shares for you in one of the following ways.

MAIL:	Please mark, sign, date and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 760-452-4423.
INTERNET:	https://www.westcoaststocktransfer.com/poww-proxy/

CONTROL NUMBER:

Go to the above Internet website. Have your proxy cared in hand when you access the website. Enter your “Control Number” printed above and then follow the instructions provided to appoint the Proxies and give them directions on how to vote your shares. If you appoint the Proxies by Internet, you need not return a proxy card. You will be appointing the Proxies to vote your shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card. You may appoint the Proxies by Internet through the end of the day October 22, 2021.

ANNUAL MEETING OF THE SHAREHOLDERS OF AMMO, INC.

CONTROL NUMBER:

PROXY SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1

To elect the following seven (7) directors:

	FOR ALL	WITHOLD ALL	FOR ALL EXCEPT
	☐	☐	
Fred W. Wagenhals			☐
Russell William Wallace, Jr.			☐
Harry S. Markley			☐
Robert J. Goodmanson			☐
Jessica M. Lockett			☐
Richard R. Childress			☐
Steven F. Urvan			

Proposal 2

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 3

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4

FOR	AGAINST	ABSTAIN
☐	☐	☐

MARK HERE FOR ADDRESS CHANGE

☐ New Address (*if applicable*):

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ANNUAL MEETING OF THE SHAREHOLDERS OF AMMO, INC.

CONTROL NUMBER:

PROXY SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS

MARK "X" HERE IF YOU PLAN TO PARTICIPATE IN THE ANNUAL MEETING: ☐

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________, 2021

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(Print Name of Shareholder and/or Joint Tenant)

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(Signature of Shareholder)

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(Second signature if held jointly)